Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-168839 and No. 333-237039) of Territorial Bancorp Inc. and Subsidiaries (the “Company”) of our report dated March 31, 2025, relating to the consolidated financial statements of the Company (which expresses an unqualified opinion), appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Moss Adams LLP

Portland, Oregon

March 31, 2025